EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of February 28, 2018.

SPLENDID DAYS LIMITED

By: Truth Beauty Limited
Its:	Director

By:	/s/ Cyrus Jun-Ming Wen
Name: Cyrus Jun-Ming Wen
Title: Director

TRUTH BEAUTY LIMITED

By:	/s/ Cyrus Jun-Ming Wen
Name: Cyrus Jun-Ming Wen
Title: Director

CYRUS JUN-MING WEN

By:	/s/ Cyrus Jun-Ming Wen